--------------------------------------------------------------------------------








                            ASSET PURCHASE AGREEMENT

                                      among

                           STRATEGIC DIAGNOSTICS INC.
                            (a Delaware corporation),

                                  DIASORIN INC.
                            (a Delaware corporation)

                                       and

                           ATLANTIC ANTIBODIES, INC.,
                            (a Delaware corporation),



                                  May 11, 1999









--------------------------------------------------------------------------------

                                TABLE OF CONTENTS

                                                                                                               Page

1.       Definitions..............................................................................................1
         -----------

2.       Sale and Purchase........................................................................................8
         -----------------
         2.1      Purchased Assets................................................................................8
                  ----------------
         2.2      Common Intellectual Property....................................................................9
                  ----------------------------
         2.3      Excluded Assets.................................................................................9
                  ---------------
         2.4      Purchase Price.................................................................................10
                  --------------
         2.5      Allocation of Purchase Price...................................................................10
                  ----------------------------
         2.6      Assumption of Liabilities......................................................................10
                  -------------------------
         2.7      Limitation on Assumption of Liabilities........................................................10
                  ---------------------------------------
         2.8      Trademark License..............................................................................11
                  -----------------

3.       Employee Matters........................................................................................12
         ----------------
         3.1      Offers of  Employment..........................................................................12
                  ---------------------
         3.2      Employees......................................................................................12
                  ---------
         3.3      Transferred Employees..........................................................................12
                  ---------------------
         3.4      Certain Employee Benefits......................................................................13
                  -------------------------
         3.5      WARN Act.......................................................................................14
                  --------

4.       Representations and Warranties of the Seller and DSI....................................................14
         ----------------------------------------------------
         4.1      Corporate Status...............................................................................14
                  ----------------
         4.2      Authorization..................................................................................14
                  -------------
         4.3      Consents and Approvals.........................................................................14
                  ----------------------
         4.4      Financial Data.................................................................................15
                  --------------
         4.5      Inventory......................................................................................15
                  ---------
         4.6      Absence of Certain Changes or Events...........................................................15
                  ------------------------------------
         4.7      Personal Property..............................................................................16
                  -----------------
         4.8      Real Property..................................................................................16
                  -------------
         4.9      Intellectual Property, Software and Confidential Information...................................17
                  ------------------------------------------------------------
         4.10     Contracts......................................................................................18
                  ---------
         4.11     Governmental Permits...........................................................................19
                  --------------------
         4.12     Legal Proceedings and Compliance with Laws; Environmental Matters..............................19
                  -----------------------------------------------------------------
         4.13     Absence of Undisclosed Liabilities.............................................................20
                  ----------------------------------
         4.14     Books and Records..............................................................................20
                  -----------------
         4.15     Employees and Employee Relations; Independent Contractors......................................20
                  ---------------------------------------------------------
         4.16     Employee Benefit Plans.........................................................................20
                  ----------------------
         4.17     Finder's Fee...................................................................................22
                  ------------
         4.18     Interest in Business...........................................................................22
                  --------------------
         4.19     Condition of Assets............................................................................22
                  -------------------



         4.20     Insurance......................................................................................23
                  ---------
         4.21     Previous Sales; Warranties.....................................................................23
                  --------------------------
         4.22     Customers and Suppliers........................................................................23
                  -----------------------
         4.23     Completeness and Accuracy of Information.......................................................24
                  ----------------------------------------

5.       Representations and Warranties of the Buyer.............................................................24
         -------------------------------------------
         5.1      Corporate Status...............................................................................24
                  ----------------
         5.2      Authorization..................................................................................24
                  -------------
         5.3      Consents and Approvals.........................................................................24
                  ----------------------
         5.4      Finder's Fees..................................................................................24
                  -------------

6.       Deliverables of Selling Parties.........................................................................25
         -------------------------------
         6.1      Transaction Documents and Instruments of Transfer..............................................25
                  -------------------------------------------------
         6.2      Certificates of Selling Parties................................................................25
                  -------------------------------
         6.3      Secretary's Certificates.......................................................................25
                  ------------------------
         6.4      Good Standing Certificates.....................................................................25
                  --------------------------
         6.5      Consents.......................................................................................26
                  --------
         6.6      Legal Opinion..................................................................................26
                  -------------

7.       Deliverables of Buyer...................................................................................26
         ---------------------
         7.1      Transactional Documents and Instruments of Transfer............................................26
                  ---------------------------------------------------
         7.2      Certificate of Buyer...........................................................................26
                  --------------------
         7.3      Secretary's Certificates.......................................................................26
                  ------------------------
         7.4      Good Standing Certificates.....................................................................27
                  --------------------------
         7.5      Title Insurance and Surveys....................................................................27
                  ---------------------------

8.       Competition and Confidentiality.........................................................................27
         -------------------------------
         8.1      Noncompetition.................................................................................27
                  --------------
         8.2      Confidentiality................................................................................28
                  ---------------
         8.3      Injunctive Relief..............................................................................28
                  -----------------

9.       Additional Covenants....................................................................................28
         --------------------
         9.1      Approvals......................................................................................28
                  ---------
         9.2      Use of Proceeds................................................................................28
                  ---------------
         9.3      Post-Effective Date Receipts...................................................................28
                  ----------------------------
         9.4      Transfer Taxes.................................................................................29
                  --------------
         9.5      Liquidation....................................................................................29
                  -----------
         9.6      Administrative and Technical Assistance by the Selling Parties.................................29
                  --------------------------------------------------------------
         9.7      Processing Services............................................................................29
                  -------------------
         9.8      Sale of Real Property..........................................................................29
                  ---------------------
         9.9      Further Assurances of the Selling Parties......................................................30
                  -----------------------------------------
         9.10     Further Assurances of the Buyer................................................................30
                  -------------------------------


10.      Survival of Representations and Warranties; Indemnification.............................................30
         -----------------------------------------------------------
         10.1     Survival of Representations and Warranties.....................................................30
                  ------------------------------------------
         10.2     Indemnification by the Selling Parties.........................................................30
                  --------------------------------------
         10.3     Limitations on Obligation of Selling Parties to Indemnify......................................31
                  ---------------------------------------------------------
         10.4     Indemnification by the Buyer...................................................................31
                  ----------------------------
         10.5     Limitations on Obligation of Buyer to Indemnify................................................31
                  -----------------------------------------------
         10.6     Environmental Losses...........................................................................32
                  --------------------
         10.7     Indemnification Procedure......................................................................34
                  -------------------------
         10.8     Payment of Indemnification Obligations.........................................................36
                  --------------------------------------
         10.9     Interest on Unpaid Obligations.................................................................36
                  ------------------------------
         10.10    Monetary Limitation on Indemnification.........................................................36
                  --------------------------------------
         10.11    Exclusive Remedy...............................................................................36
                  ----------------

11.      Dispute Resolution......................................................................................36
         ------------------
         11.1     Mediation; Arbitration.........................................................................36
                  ----------------------
         11.2     Arbitrators....................................................................................36
                  -----------
         11.3     Procedure......................................................................................36
                  ---------
         11.4     Objections; Binding Nature.....................................................................37
                  --------------------------
         11.5     Continued Performance..........................................................................37
                  ---------------------

12.      General.................................................................................................37
         -------
         12.1     Expenses.......................................................................................37
                  --------
         12.2     Publicity......................................................................................37
                  ---------
         12.3     Amendment, Severability, Parties in Interest, Assignment, Etc..................................38
                  --------------------------------------------------------------
         12.4     Waivers........................................................................................38
                  -------
         12.5     Notices........................................................................................38
                  -------
         12.6     Entire Agreement...............................................................................39
                  ----------------
         12.7     Interpretation.................................................................................39
                  --------------
         12.8     Governing Law..................................................................................40
                  -------------
         12.9     Counterparts...................................................................................40
                  ------------


SCHEDULES

    1(a)       Financial Data
    1(b)       Persons with Knowledge
    1(c)       Permitted Encumbrances
    2.1.1      Animals
    2.1.2      Real Property
    2.1.3      Equipment, Machinery and Other Tangible Personal Property
    2.1.4      Contracts
    2.1.6      Governmental Permits
    2.1.7      Intellectual Property
    2.1.9      Inventory
    2.1.10     Prepaid Expenses
    2.1.11     Software
    2.2        Common Intellectual Property
    2.3.5      Excluded Contracts
    2.3.7      Excluded Intellectual Property
    2.5        Allocation of Purchase Price
    3.1        Employees
    3.3.3      Employment Period
    3.3.4      Paid Time Off
    3.3.6      Severance Benefits
    4.3        Required Consents
    4.6        Certain Changes or Events
    4.8        Exceptions to Real Property
    4.9        Intellectual Property, Common Intellectual Property and Software
    4.12       Legal Proceedings and Court Orders; Environmental Matters
    4.13       Other Liabilities
    4.16       Employee Benefit Plans
    4.20       Insurance
    4.21       Previous Sales
    4.22       Customers and Suppliers

                            ASSET PURCHASE AGREEMENT


         THIS ASSET PURCHASE AGREEMENT is made as of May 11, 1999 (the "Effective Date") by and among STRATEGIC DIAGNOSTICS INC., a Delaware corporation ("Buyer"), DIASORIN INC., a Delaware corporation and wholly-owned subsidiary of American Standard Medical Systems, Inc. ("DSI") and ATLANTIC ANTIBODIES, INC., a Delaware corporation and wholly-owned subsidiary of DSI ("Seller," and together with DSI, collectively the "Selling Parties"). Certain other terms are used herein as defined below in Section 1 or elsewhere in this Agreement.

                                   Background
                                   ----------

         This Agreement sets forth the terms and conditions under which, among other things, Buyer is purchasing certain assets of Seller used by Seller in the conduct of its business, and Seller is selling to Buyer such assets.

                                   Witnesseth
                                   ----------

         NOW, THEREFORE, in consideration of the respective covenants contained herein and intending to be legally bound hereby, the parties hereto agree as follows:

1.       Definitions.

         For convenience, certain terms used in more than one part of this Agreement are listed in alphabetical order and defined or referred to below (such terms as well as any other terms defined elsewhere in this Agreement shall be equally applicable to both the singular and plural forms of the terms defined).

         "Accounts Receivable" means as of any date any trade accounts receivable, notes receivable, bid or performance deposits, employee advances and other miscellaneous receivables included in the assets of or that arose in connection with the Business.

         "Affiliates" means, with respect to a particular Party, Persons or entities controlling, controlled by or under common control with that Party, as well as any officers and directors of that Party or any Affiliates of any of the foregoing. For the purposes of the foregoing, ownership, directly or indirectly, of 20% or more of the voting stock or other equity interest shall be deemed to constitute control.

         "Agreement" means this Agreement and the Schedules hereto.

         "Appraisal" means that certain appraisal prepared by Southern Maine Appraisal Service dated March 11, 1998 relating to the real property located at 52 Anderson Road, Windham, Maine.

         "Benefit Plan" means any (i) "employee benefit plan" as defined in
Section 3(3) of ERISA and any related or separate Contract, plan, trust, program, policy and arrangement and (ii) supplemental retirement, bonus, vacation, deferred compensation, severance, incentive or other employee benefit plan, program, arrangement, practice, custom or understanding, in each case whether formal or informal, that provides benefits of economic value to any Employee or any present or former beneficiary, dependent or assignee of any such Employee.

         "Books and Records" is defined in Section 4.4.

         "Business" means (i) the OEM business of Seller as conducted as of the Effective Date, including the business of providing manufacturers and distributors with bulk antisera products to human serum proteins that are monospecific, avid and of high titer, including nephelometric quality, turbidimetric quality, standard antisera, IgG fractions, fluorescent and enzyme conjugated preparations, and calibrators used as reference standards in conjunction with antisera products and (ii) the business of providing custom immunization services to raise antisera for customer projects at the Farm. "Business" expressly excludes the business of selling medical diagnostic kits to medical laboratories.

         "Buyer" is defined above in the preamble.

         "Buyer Competing Business" is defined in Section 8.1.2.

         "Buyer Employee Benefit Plans" means any (i) "employee benefit plan" as defined in Section 3(3) of ERISA and any related or separate Contract, plan, trust, program, policy and arrangement and (ii) supplemental retirement, bonus, vacation, deferred compensation, severance, incentive or other employee benefit plan, program, arrangement, practice, custom or understanding, in each case whether formal or informal, that provides benefits of economic value to any employee of Buyer or any present or former beneficiary, dependent or assignee of any such employee.

         "Buyers' General Liabilities" is defined in Section 10.4.

         "Buyer Indemnified Party" is defined in Section 10.2.

         "Charter Documents" means an entity's certificate or articles of incorporation, certificate defining the rights and preferences of securities, articles of organization, general or limited partnership agreement, certificate of limited partnership, certificate of formation, operating agreement, joint venture agreement or similar document governing the entity.

         "Claim" is defined in Section 10.7.

         "Closing" means the consummation of the Transactions.

         "Closing Payment" is defined in Section 2.4.2.1.

         "Code" means the Internal Revenue Code of 1986, as it may be amended from time to time, and any successor thereto.

         "Common Intellectual Property" means any and all Copyrights, Patents, Trademarks, Technology rights and licenses, Trade Secrets, franchises, know-how, inventions, method, techniques and other intellectual property used both in the conduct of the Business and otherwise by the Selling Parties or any Affiliates of the Selling Parties.

         "Confidential Information" is defined in Section 8.2.

         "Contract" means any written or oral contract, agreement, purchase order, lease, instrument or other commitment that is binding on any Person or its property under applicable Law.

         "Copyrights" means any registered copyrights, copyright applications and unregistered copyrights.

         "Court Order" means any judgment, decree, injunction, order or ruling of any federal, state, local or foreign court or governmental or regulatory body or authority that is binding on any Person or its property under applicable Law.

         "Custom Immunization Agreement" means the Custom Immunization Agreement dated as of the Effective Date between Buyer and the Selling Parties.

         "Customer Records" is defined in Section 2.1.5.

         "Default" means (i) a breach, default or violation, (ii) the occurrence of an event that with or without the passage of time or the giving of notice, or both, would constitute a breach, default or violation or (iii) with respect to any Contract, the occurrence of an event that with or without the passage of time or the giving of notice, or both, would give rise to a right of termination, renegotiation or acceleration or a right to receive damages or a payment of penalties.

         "Deferred Payment" is defined in Section 2.4.2.3.

         "DSI Products" means products manufactured and sold by DSI.

         "Effective Date" is defined above in the preamble.

         "Employees" is defined in Section 3.1.

         "Encumbrances" means any lien, mortgage, security interest, license right, pledge, restriction on transferability, defect of title, encroachment, boundary dispute, covenant, restriction, easement, right of way, charge or encumbrance of any nature whatsoever on any property or property interest, other than Permitted Encumbrances.

         "Environmental Condition" is defined in Section 4.12.2.

         "Environmental Law" means any Law (including, but not limited, to the Clean Water Act, 33 U.S.C. ss.ss. 1251 et seq., the Toxic Substances Control Act, 15 U.S.C. ss.ss. 2601 et seq., the Clean Air Act, 42 U.S.C. ss.ss. 7401 et seq., the Safe Drinking Water Act, 42 U.S.C. ss.ss. 300f et seq., the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. ss.ss. 9601 et seq., the Resource Conservation and Recovery Act, 42 U.S.C.
ss.ss. 6901 et seq., the River and Harbor Act, 33 U.S.C. ss. 407, and the Occupational Safety and Health Act, 29 U.S.C. ss.ss. 651 et seq.), Court Order (whether or not by consent), any duties imposed by common law and any provision or condition of any Governmental Permit relating to (i) the protection of the environment or the public welfare from actual or potential exposure (or the effects of exposure) to any actual or potential release, discharge, disposal or emission (whether past or present) of any Hazardous Substance or (ii) the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of any Hazardous Substance.

         "Environmental Losses" is defined in Section 10.6.1.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

         "Excluded Assets" is defined in Section 2.3.

         "Farm" means the real property identified as "the site" on lots 39, 25 and 24(c) in the Appraisal.

         "Financial Data" means collectively, (i) a statement setting forth the fixed assets and inventory of Seller relating to the Business as of December 31, 1997 and 1998 and (ii) a statement setting forth all revenues, and expenses of the Seller relating to the Business for the 12-month periods ending December 31, 1997 and 1998, which statements are attached hereto as Schedule 1(a). Certain expenses relate exclusively to the Business and have been allocated in their entirety to the Business, while others relate partially to the Business and have been so allocated.

         "Findings" is defined in Section 10.6.5.

         "Governmental Permits" means all governmental permits, licenses, registrations, certificates of occupancy, orders, approvals and other governmental authorizations.

         "Hazardous Substances" means any toxic or hazardous gaseous, liquid or solid material or waste that may or could pose a hazard to the environment or human health or safety including (i) any "hazardous substances" as defined by the federal Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. ss.ss. 9601 et seq., (ii) any "extremely hazardous substance," "hazardous chemical" or "toxic chemical" as those terms are defined by the federal Emergency Planning and Community Right-to-Know Act, 42 U.S.C. ss.ss. 11001 et seq., (iii) any "hazardous waste," as defined under the federal Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act, 42 U.S.C. ss.ss. 6901 et seq., (iv) any "pollutant," as defined under the federal Water Pollution Control Act, 33 U.S.C. ss.ss. 1251 et seq., and (v) any regulated substance or waste under any Environmental Laws or Court Orders.

         "Indemnified Party" means either a Seller Indemnified Party or a Buyer Indemnified Party, as the context so requires.

         "Indemnifying Party" means a Party against whom a Claim for indemnification has been asserted under this Agreement.

         "Intellectual Property" means any and all Copyrights, Patents, Trademarks, technology rights and licenses, Trade Secrets, franchises, know-how, inventions, methods, techniques and other intellectual property used by a Selling Party exclusively in the conduct of the Business.

         "Inventory" means the inventory of processed antibodies, antisera and all other items of inventory related to the Business.

         "Knowledge" and words of similar import means, with respect to Buyer, knowledge of a particular fact (i) being known by any officer or director of Buyer, or (ii) which any such person reasonably should have known in the exercise of his or her duties; and with respect to Seller, knowledge of a particular fact (i) being known by those individuals identified on Schedule 1(b) or (ii) which any such person reasonably should have known in the exercise of his or her duties..

         "Law" means any statute, law, ordinance, regulation, order or rule of any federal, state, local, foreign or other governmental agency or body or of any other type of regulatory body, including those covering environmental, energy, safety, health, transportation, bribery, record keeping, zoning, antidiscrimination, antitrust, wage and hour, and price and wage control matters.

         "Liability" means any direct or indirect liability, indebtedness, obligation, expense, claim, loss, damage, deficiency, guaranty or endorsement of or by any Person, absolute or contingent, accrued or unaccrued, due or to become due, liquidated or unliquidated.

         "License" is defined in Section 2.2.

         "License Agreement" means the License Agreement dated as of the Effective Date between Buyer and the Selling Parties.

         "Litigation" means any lawsuit, action, arbitration, administrative or other proceeding, criminal prosecution or governmental investigation or inquiry.

         "Losses" means all losses, costs, claims, Liabilities, demands, fines, judgments, penalties, damages and expenses of any nature whatsoever, including interest which may be imposed in connection therewith and court costs and reasonable fees and disbursements of counsel and consultants of every kind, nature and description charged to or incurred by them in connection therewith.

         "Lots 24(c) and 25" is defined in Section 2.4.1.2.

         "Maine DEP" is defined in Section 10.6.5.

         "Material Adverse Effect" means a material adverse effect on the Business, including the Purchased Assets, manufacturing capabilities, financial condition, results of operations, sales volumes, liquidity, costs of operations, Products, prospects, customers and customer relations thereof.

         "Net Proceeds" is defined in Section 2.4.1.2.

         "Ordinary course" or "ordinary course of business" means the ordinary course of business that is consistent with past practice.

         "Party" means Buyer, Seller or DSI, individually, as the context so requires, and the term "Parties" means Buyer, Seller and DSI, collectively.

         "Patents" means any patents, patent applications, reissue patents, patents of addition, divisions, renewals, continuations, continuations-in-part, substitutions, additions and extensions of any of the foregoing.

         "Permitted Encumbrances" means (i) liens for current taxes and special assessments not yet due and payable; and (ii) the Encumbrances identified on
Schedule 1.1(c).

         "Person" means any natural person, corporation, company, partnership, proprietorship, trust or estate, joint venture, association or other legal entity.

         "Prime Rate" means the prime lending rate as published from time to time in The Wall Street Journal.

         "Product" means any of the products or product lines manufactured and/or marketed by Seller in the conduct of the Business as of the Effective Date.

         "Purchased Assets" is defined in Section 2.1.

         "Purchase Price" is defined in Section 2.4.1.

         "Real Property" is defined in Section 2.1.2.

         "Required Consents" is defined in Section 4.3.

         "Seller" is defined above in the preamble.

         "Seller Indemnified Party" is defined in Section 10.4.

         "Sellers' General Liabilities" is defined in Section 10.2.

         "Selling Parties" is defined above in the preamble.

         "Selling Party Competing Business" is defined in Section 8.1.1.

         "Software" means any computer software of any nature whatsoever, including all systems software, all applications software, whether for general business usage (e.g., accounting, finance, word processing, graphics, spreadsheet analysis, etc.) or specific, unique-to-the-Business usage (e.g., purchase or service order processing, etc.) and all computer operating, security or programming software, that is owned by or licensed to a Selling Party for use exclusively in the Business or has been developed or designed for, or is in the process of being developed or designed for use exclusively in, the Business, and any and all documentation and object and source codes related thereto.

         "Supply Agreement" means the Supply Agreement dated as of the Effective Date between Buyer and DSI.

         "Taxes" means all taxes, duties, charges, fees, levies or other assessments imposed by any taxing authority, including, without limitation, income, gross receipts, value-added, excise, withholding, personal property, real estate, sale, use, ad valorem, license, lease, service, severance, stamp, transfer, payroll, employment, customs, duties, alternative, add-on minimum, estimated and franchise taxes (including any interest, penalties or additions attributable to or imposed on or with respect to any such assessment).

         "Trademarks" means any registered trademarks, registered service marks, logos, trade names, trademark and service mark applications and unregistered trademarks and service marks and associated goodwill.

         "Trade Secrets" means any trade secrets, methods, processes and procedures, engineering, production, assembly, design, installation, other technical drawings and specifications, working notes and memos, market studies, consultants' reports, know-how, proprietary information, research, product plans, products, services plans, services, customer lists, marketing, distribution and sales methods and systems, formulae, technical and laboratory data, competitive samples, engineering prototypes, and all similar property of any nature, tangible or intangible, used, in whole or in part, or related to, directly or indirectly, the Business.

         "Transaction Documents" means, collectively, this Agreement, the Supply Agreement, the real property conveyances described in Section 6.1.2, the Bill of Sale, Assignment and Assumption described in Section 6.1.3, the License Agreement described in Section 6.1.4 and the Custom Immunization Agreement described in Section 6.1.5.

         "Transactions" means the sale of the Purchased Assets and the other transactions contemplated by the Transaction Documents.

         "Transferred Employees" is defined in Section 3.2.4.

         "Warn Act" is defined in Section 3.5.

2.       Sale and Purchase.

         2.1 Purchased Assets. Subject to the terms and conditions of this Agreement, Seller grants, sells, conveys, assigns, transfers and delivers to Buyer, free and clear of all Encumbrances whatsoever, and Buyer purchases from Seller, all right, title and interest of Seller in and to all of the assets, properties and rights, other than the Excluded Assets, owned by Seller and used in the conduct of the Business, including the following (the "Purchased Assets"):

                  2.1.1 Animals. The animals owned by Seller and maintained by Seller on the Farm as more fully described in Schedule 2.1.1.

                  2.1.2 Real Property. The real property owned by Seller and defined herein as the "Farm," as more fully described in Schedule 2.1.2, together with the buildings, structures, improvements and fixtures located thereon, and all rights, privileges, easements, licenses, hereditaments and other appurtenances relating thereto (the "Real Property");

                  2.1.3 Equipment, Machinery and Other Tangible Personal Property. All machinery, equipment, leasehold improvements, trucks, automobiles, supplies, office furniture and office equipment, computers and telecommunications equipment and other items of personal property that are owned by Seller and located at the Farm, including those described in Schedule 2.1.3, as well as certain other items of personal property owned by Seller and identified on Schedule 2.1.3;

                  2.1.4 Contracts Relating to the Business. All of the interest of Seller in the Contracts listed in Schedule 2.1.4;

                  2.1.5 Customer Records, Sales and Marketing Materials. All customer records, including principal contacts, address and telephone number, purchasing history, payment information and any other information with respect to the customers of the Business (the "Customer Records"), sales data, catalogs, brochures, suppliers' names, mailing lists, art work, photographs and advertising material that relate to or are used, in whole or in part, in connection with the operations of the Business, whether in electronic form or otherwise;

                  2.1.6 Governmental Permits. All rights under Governmental Permits relating to the Business, including those listed in Schedule 2.1.6, to the extent such Governmental Permits are transferable to Buyer;

                  2.1.7 Intellectual Property. All Intellectual Property described in Schedule 2.1.7;

                  2.1.8 Property, Personnel and Accounting Records. All other records of Seller relating to the Business, including property records;

                  2.1.9 Inventory. All Inventory identified on Schedule 2.1.9, as updated on the Effective Date due to changes in the ordinary course;

                  2.1.10 Prepaid Expenses. All rights relating to any prepaid expenses of or arising in connection with the Business at the Effective Date described in Schedule 2.1.10; and

                  2.1.11 Software. All Software described in Schedule 2.1.11.

         2.2 Common Intellectual Property. The Selling Parties shall license to Buyer the Common Intellectual Property described in Schedule 2.2 (the "License") pursuant to the terms of the License Agreement.

         2.3 Excluded Assets. The following property and assets of the Seller are excluded from sale to Buyer (the "Excluded Assets"):

                  2.3.1  Cash and cash equivalents;

                  2.3.2 All securities owned by Seller;

                  2.3.3 All rights of Seller under any claims, deposits, prepayments, refunds, causes of action, chooses in action, rights of recovery, rights of set off and rights of recoupment (including any such items relating to the payment of taxes);

                  2.3.4 All Accounts Receivable;

                  2.3.5 Seller's rights under the contracts, indentures, guarantees, leases, commitments and other agreements listed in Schedule
         2.3.5 hereto ("Excluded Contracts");

                  2.3.6 Benefits payable under any policies of insurance.

                  2.3.7 All Intellectual Property and Common Intellectual Property listed in Schedule 2.3.7 hereto.

         2.4      Purchase Price.

                  2.4.1 The total purchase price for the Purchased Assets is Three Million One Hundred Fifty Thousand Dollars ($3,150,000) in cash (the "Purchase Price").

                  2.4.2 Subject to the terms and conditions of this Agreement, Buyer shall pay the Purchase Price to Seller as set forth below:

                              2.4.2.1 Upon the Closing, Buyer shall pay by a
                  wire transfer of immediately available funds to Seller the sum of Three Million Dollars ($3,000,000), less the amount of any real estate taxes attributable to time periods prior to the Effective Date to Seller in accordance with instructions provided by Seller.

                              2.4.2.2 Within thirty (30) days after the first to
                  occur of (i) the final closing of the sale of Lots 24(c) and 25; (ii) the closing of a sale of the Business by Buyer; or
                  (iii) the closing of a transaction pursuant to which Buyer is acquired by a third party and at least twenty-five percent (25%) of the consideration received by Buyer's stockholders consists of cash, then the Buyer shall pay to Seller, either by a wire transfer of immediately available funds or by cashiers check delivered by a recognized overnight carrier to Seller, the sum of One Hundred Fifty Thousand Dollars ($150,000) (the "Deferred Payment"); provided, however, that if Buyer does not sell Lots 24(c) and 25 within eighteen (18) months after the Effective Date, then within (30) days after the end of such eighteen (18) month period, Buyer shall pay to Seller, either by a wire transfer of immediately available funds or by cashiers check delivered by a recognized overnight carrier to Seller, the Deferred Payment.

         2.5 Allocation of Purchase Price. The Purchase Price shall be allocated based upon the fair market values of the Purchased Assets conforming with the requirements of Section 1060 of the Code as specified in Schedule 2.5. Neither the Selling Parties nor the Buyer will take a position on any income tax return, before any governmental agency charged with the collection of any income tax or in any judicial proceeding that is in any way inconsistent with the terms of this Section 2.5.

         2.6 Assumption of Liabilities. Upon the Closing, Buyer acquires the Purchased Assets subject only to the Permitted Encumbrances, and shall undertake, assume, perform and otherwise pay, satisfy and discharge, and hold Seller harmless from, the following Liabilities, excluding any Liabilities to a Selling Party or any Affiliate of a Selling Party (collectively, the "Assumed Liabilities"):

                  2.6.1 Any Contract of Seller included in the Purchased Assets for which the rights thereunder have been duly and effectively assigned to Buyer as of the Closing.

         2.7 Limitation on Assumption of Liabilities. Except as provided in
Section 2.6, upon the Closing Seller transfers the Purchased Assets to Buyer free and clear of all Encumbrances, and without any assumption of Liabilities, and Buyer shall not, by virtue of its purchase of the Purchased Assets, assume or become responsible for under this Agreement, as of the Closing or at any time, any Liabilities of any Selling Party or any other Person, including, without limitation, the following: (i) any long-term debt (including any current portion) of any Selling Party or of any other Person guaranteed by any Selling Party or any other Person or secured by any of the Purchased Assets prior to the Closing; (ii) Liabilities arising out of any breach by a Selling Party of any provision of any Contract; (iii) any product liability or similar claim for injury to any Person or property, regardless of when made or asserted, that arises out of or is based upon any express or implied representation, warranty, agreement or guarantee made by a Selling Party, or alleged to have been made by a Selling Party, or which is imposed or asserted to be imposed by operation of law, in connection with any service performed or product sold or leased by or on behalf of a Selling Party on or prior to the Closing; (iv) any warranty obligations of any Selling Party to replace defective Products sold by any Selling Party under the terms of any Contract, order or transaction entered into by any Selling Party prior to the Effective Date or any incidental or consequential damages or any personal injury or property damages related thereto; (vi) any federal, state or local income or other Tax payable with respect to the Business, the Purchased Assets, or other properties or operations of a Selling Party for any period prior to the Effective Date (vii) any Liabilities arising prior to the Effective Date or with respect to any employees, agents or independent contractors of the Selling Parties and any Liabilities arising under any Benefit Plan or other benefit arrangement of any kind whatsoever of any Selling Party (including, without limitation, any entity described in Section 4.16.1), including, without limitation, any severance payments or obligations; (ix) all claims for workers' compensation by any Employee or former employee of a Selling party arising out of events occurring prior to the Closing, whether reported or unreported as of the Closing and whether insured or uninsured (including, without limitation, workers' compensation, life insurance, medical and disability programs) in accordance with the terms and conditions of such programs or applicable workers' compensation statutes; (ix) any Liabilities of the Selling Parties arising or incurred in connection with the negotiation, execution and performance of this Agreement, the other Transaction Documents and the Transactions except as otherwise provided herein or therein; or (x) any Environmental Losses arising from or related to circumstances existing on or before the Effective Date.

         2.8      Trademark License.

                  2.8.1 The Parties acknowledge that the Seller's name and associated marks, including, but not limited to "Atlantic Antibodies, Inc." and "Atlantic Antibodies" constitute Excluded Common Intellectual Property as set forth in Schedule 2.3.7. Notwithstanding the foregoing, in connection with the transition of the Business from Seller to Buyer, the Selling Parties hereby grant Buyer a limited, worldwide, royalty-free license and right to use the trademarks "Atlantic Antibodies, Inc." and "Atlantic Antibodies" solely for the following uses:

                           2.8.1.1 in press releases and advertisements related
to the transaction that is the subject of this Agreement, and which press releases and advertisements have been approved in advance by Seller, such approval not to be unreasonably withheld;


                           2.8.1.2 on Inventory that has been labeled prior to
the Effective Date; and

                           2.8.1.3 for a reasonable period of time, not to
exceed 120 days after the Effective Date, in order to facilitate the transition of the Business, to answer incoming telephone calls in a manner that identifies the Business as being formerly operated by Seller.

3.       Employee Matters.

         3.1 Offers of Employment. Buyer acknowledges and confirms that it has offered, on a conditional basis subject to the closing of the transaction contemplated by this Agreement, regular employment to certain individuals who are listed on Schedule 3.1 (the "Employees").

         3.2      Employees.

                  3.2.1 Seller acknowledges and confirms that Schedule 3.1 contains a complete and accurate list of the names of the Employees as of the Effective Date, together with the length of hire, title or classification of each such person, the rate of salary or hourly pay at Seller, any commission or bonus entitlements and any other remuneration payable by Seller to each such person as of such date.

                  3.2.2 Seller shall continue to employ each of the Employees until the Effective Date, except for any such employee who, at any time prior to the Effective Date (i) is terminated for cause, (ii) voluntarily resigns, (iii) retires, or (iv) dies.

                  3.2.3 Buyer's offer of employment to the Employees shall be on such terms and be subject to such conditions as Buyer shall determine; provided, however, Buyer shall offer each Employee a base salary greater than or equal to such Employee's base salary immediately preceding the Effective Date.

                  3.2.4 Subject to the consummation of the transaction contemplated by this Agreement, Buyer shall employ all Employees who accept (and who do not later revoke their acceptance of) Buyer's offers of employment (the "Transferred Employees") in accordance with the terms of such offers and this Agreement.

         3.3      Transferred Employees.

                  3.3.1 Each of the Transferred Employees shall cease to accrue benefits under the Seller Employee Benefit Plans as of the Effective Date. Notwithstanding the foregoing, each Transferred Employee shall be treated as vested in his or her account in the American-Standard Employee Stock Ownership Plan.

                  3.3.2 Each of the Transferred Employees shall be eligible to participate in, and benefits shall accrue under, the Buyer Employee Benefit Plans from the Effective Date in accordance with the terms of such Buyer Employee Benefit Plans.

                  3.3.3 For the purpose of determining the participation and vesting of a Transferred Employee under the Buyer Employee Benefit Plans, his or her period of employment shall be as set forth on Schedule 3.3.3.

                  3.3.4 Buyer will allow the Transferred Employees to use during 1999 after the Effective Date the amount of vacation time set forth in column F of Schedule 3.3.4 next to such Transferred Employee's name at Buyer's expense on the terms and conditions as are provided for in Buyer's employee benefits plan relating to vacation time. Seller or Seller's relevant Benefit Plan shall pay or provide all benefits or rights earned or accrued prior to the Effective Date by any Transferred Employee, including payment for the amount of paid time off set forth in column E of Schedule 3.3.4 next to such Transferred Employee's name.

                  3.3.5 Buyer shall not terminate or relocate operation of the Farm during the twelve-month period immediately after the Effective Date.

                  3.3.6 During the twelve-month period immediately after the Effective Date, Buyer agrees to provide any Transferred Employee severance benefits in accordance with Schedule 3.3.6 attached hereto in the event that (i) Buyer terminates any of the Transferred Employees, other than for cause or (ii) Buyer terminates or relocates operation of the Farm and any Transferred Employee ceases to be an employee of Buyer for any reason other than (A) termination by Buyer for cause or (B) death.

                  3.3.7 Any Transferred Employee who is on vacation or on leave of absence on the Effective Date shall be deemed for the purpose of participation in the Seller Employee Benefit Plans and the Buyer Employee Benefit Plans to have actively reported for work with Buyer at 12:01 a.m. on the Effective Date if such Transferred Employee returns to work immediately following completion of such vacation or leave. Buyer shall count the remaining period of such vacation or leave of absence toward any waiting period or other service-based eligibility requirement under any Buyer Employee Benefit Plan.

                           3.4 Certain Employee Benefits. The Selling Parties
shall, jointly and severally, indemnify the Buyer against any Liabilities incurred by a Buyer Indemnified Party (including reasonable attorney's fees) in connection with, and at their expense, honor or cause their insurance carriers to honor, all claims for workers' compensation by any Employee of a Selling Party arising out of events occurring prior to the Effective Date, and all Liabilities with respect to Benefit Plans or other benefit arrangements of any kind whatsoever of a Selling Party (including, without limitation, any entity described in Section 4.16.1), whether reported or unreported as of the Effective Date and whether insured or uninsured (including, without limitation, workers' compensation, life insurance, medical and disability programs) in accordance with the terms and conditions of such programs or applicable workers' compensation statutes. Without limiting the scope of the preceding sentence, the Selling Parties shall, jointly and severally, be responsible for any and all Liabilities arising out of or relating to (i) employment of the Employees of the Selling Parties, (ii) the termination by a Selling Party of the employment of any such Employee or former employee and (iii) the provision of any employee benefits to any such Employee (and their beneficiaries and eligible dependents), attributable to their employment with, or their participation in any Benefit Plans or any other benefit arrangement of any kind whatsoever maintained or contributed to by, a Selling Party (including, without limitation, any entity described in Section 4.16.1) or any of their Affiliates.

         3.5 WARN Act. The Selling Parties, jointly and severally, shall indemnify the Buyer against any Liabilities incurred by a Buyer Indemnified Party (including reasonable attorneys' fees) in connection with the application of the Worker Adjustment and Retraining Notification Act, 29 U.S.C. ss.ss. 2101 et seq. (the "Warn Act"), as a result of any discharges of Employees by a Selling Party in connection with the Transactions. Notwithstanding the foregoing, Buyer shall indemnify the Selling Parties against any Liabilities incurred by a Seller Indemnified Party (including reasonable attorneys' fees) in connection with the application of the Warn Act and any applicable state plant closure laws, as a result of Buyer's failure to comply with its obligations under this Section 3.

4. Representations and Warranties of the Seller and DSI.

         The Selling Parties hereby, jointly and severally, represent and warrant to the Buyer as follows:

         4.1 Corporate Status. Each of Seller and DSI is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation. Seller is qualified to do business as a foreign corporation in any jurisdiction where it is required to be so qualified except where the failure so to qualify would not have a Material Adverse Effect. The Charter Documents and bylaws of Seller that have been delivered to the Buyer as of the date hereof are effective under applicable Laws and are current, correct and complete.

         4.2 Authorization. Each of Seller and DSI has the requisite power and authority to own its property and to carry on its business as now being conducted. Each of Seller and DSI has the requisite power and authority to execute and deliver the Transaction Documents to which it is a party and to perform the Transactions performed or to be performed by it. Such execution, delivery and performance by Seller and DSI has been duly authorized by all necessary corporate action. Each Transaction Document executed and delivered by Seller or DSI has been duly executed and delivered by such Party and constitutes a valid and binding obligation of such Party, enforceable against such Party in accordance with its terms.

         4.3 Consents and Approvals. Except for any consents specified in
Schedule 4.3 (the "Required Consents") neither the execution and delivery by Seller or DSI of the Transaction Documents to which it is a party, nor the performance of the Transactions performed or to be performed by a Selling Party
(i) require any filing, consent or approval, conflict with, constitute a Default or cause any payment obligation to arise under (a) any Law or Court Order to which DSI, Seller or any of the Purchased Assets is subject, (b) the Charter Documents or bylaws of DSI or of Seller or (c) any Contract, Governmental Permit or other document to which DSI or Seller is a party or by which any of the Purchased Assets is bound, or (ii) result in the creation or imposition of any Encumbrance upon the Purchased Assets.

         4.4 Financial Data. The Financial Data contains (i) true, complete and accurate statements of sales relating to the Business for the 12-month periods ending December 31, 1997 and 1998; (ii) expenses for the 12-month periods ending December 31, 1997 and 1998 that consists of both expenses which are distinct and separately identifiable to the Business as well as management's best estimate of other expenses that are allocable to the Business, all of which have been determined and allocated on a reasonable basis; (iii) inventory valued at cost; and (iv) fixed assets valued at the net book value of the Seller.

         4.5 Inventory. The Inventory, except for immaterial quantities of Inventory that have become obsolete in the ordinary course, was acquired and has been maintained in accordance with the regular business practices of Seller and is of good and merchantable quality.

         4.6 Absence of Certain Changes or Events. Except as set forth in
Schedule 4.6, since December 31, 1998, Seller has conducted the Business in the ordinary course, and neither Seller nor DSI, as the case may be, has:

                  4.6.1 Amended in any material respect or terminated any Contract to which Seller is a party or for the benefit of Seller relating to the Business or the Purchased Assets;

                  4.6.2 Closed any office or facility or made plans to close any office or facility used, in whole or in part, by Seller in the conduct of the Business as of the Balance Sheet Date;

                  4.6.3 Suffered the occurrence of any events that, individually or in the aggregate, have had, or could reasonably be expected to have, a Material Adverse Effect;

                  4.6.4 Incurred any damage or destruction having a Material Adverse Effect by fire, storm, or similar casualty, whether or not covered by insurance;

                  4.6.5 Sold, transferred, replaced or leased any of the Purchased Assets or sold any Inventory at a discount, except for transactions in the ordinary course of the business;

                  4.6.6 Waived or released any material rights with respect to the Business or the Purchased Assets;

                  4.6.7 Transferred or granted any rights to any Intellectual Property;

                  4.6.8 Entered into any transaction or made any commitments (for capital expenditures or otherwise) relating to the Business or the Purchased Assets other than in the ordinary course of the business;

                  4.6.9 Changed its methods of accounting;

                  4.6.10 Increased or made any commitments to increase the compensation of Employees or other service providers, except following normal review procedures or as reasonably deemed necessary in the ordinary course of the business and as disclosed to the Buyer prior to the Effective Date; or

                  4.6.11 Materially altered the conduct of its relations with customers or suppliers or the Business.

         4.7 Personal Property. Seller owns and is transferring to Buyer good title to all personal property included in the Purchased Assets or, with respect to leased assets included in the Purchased Assets, a valid leasehold interest in, including, without limitation, the material properties and assets reflected on the Balance Sheet, free and clear of all Encumbrances.

         4.8 Real Property.

                  4.8.1 Seller owns and is transferring to Buyer good and marketable title in fee simple to the Real Property, insurable as such by any reputable title insurance company licensed to do business in Maine at regular standard rates, free and clear of all Encumbrances.

                  4.8.2 To the knowledge of the Selling Parties, the improvements located on the Real Property and material to the conduct of the Business are in good condition and are structurally sound, and all mechanical and other systems located therein are in good operating condition, reasonable wear and tear excepted, and, to the knowledge of the Selling Parties, no condition exists requiring material repairs, alterations or corrections.

                  4.8.3 Except as set forth on Schedule 4.8, all of the Real Property is usable in the ordinary course of business and conforms in all material respects with any applicable Laws relating to its construction, ownership, use, occupancy and operation, except where failure to comply would not have a Material Adverse Effect, and Seller has obtained all Governmental Permits required thereunder. The Real Property complies with applicable zoning Laws, except where failure to comply would not have a Material Adverse Effect. No Selling Party has received any written notice of any violation of Law with respect to the Real Property, and to the knowledge of the Selling Parties, no such notice is threatened. No Selling Party has received any written notice that any governmental or regulatory body or authority having jurisdiction over the Real Property intends to exercise the power of eminent domain, condemnation, annexation or moratorium or similar power with respect to all or any part of the Real Property, and to the Knowledge of the Selling Parties, no such action is threatened. To the Knowledge of any Selling Party, the Real Property has been assessed and real estate Taxes have been paid on the basis of the value of all improvements as completed, and to the Knowledge of any Selling Party, there are no proposed reassessments of any of the Real Property by any taxing authority and, to the

         Knowledge of any Selling Party, there are no threatened or pending special assessments or other actions or proceedings that could reasonably be expected to give rise to a material increase in real property taxes or assessments against any of the Real Property. Neither Selling Party has received written notice of and, to the Knowledge of any Selling Party, there does not exist any violation or Default of a condition or agreement contained in any easement, restrictive covenant or any similar instrument or agreement affecting the Real Property or any portion thereof.

         4.9 Intellectual Property, Software and Confidential Information.

                  4.9.1 Schedule 4.9 sets forth a correct and complete list and description of all Intellectual Property, Common Intellectual Property and all Software, and indicates whether such Intellectual Property, Common Intellectual Property and Software is owned by or licensed to a Selling Party.

                  4.9.2 Except as disclosed in Schedule 4.9: (a) to the Knowledge of any Selling Party, Seller owns or possesses adequate licenses or other valid rights to use (without the making of any payment to others or the obligation to grant rights to others in exchange) all of the Intellectual Property, Common Intellectual Property and Software; (b) the Intellectual Property, Common Intellectual Property and Software constitute all such rights and property of the Selling Parties necessary to conduct the Business in accordance with past practice; (c) no Selling Party is in Default under any Contract with respect to any of the Intellectual Property or Software; (d) the validity of the Intellectual Property and the Common Intellectual Property and the rights of Seller therein and to the Software have not been questioned in any Litigation to which Seller is a party or in any written notice to Seller, nor, to the Knowledge of any Selling Party, is any such Litigation threatened; and (e) to the Knowledge of any Selling Party, the conduct of the Business does not infringe the valid intellectual property rights of others.

                  4.9.3 Except as disclosed in Schedule 4.9, the Selling Parties have no Knowledge of any infringement of any Intellectual Property, Common Intellectual Property or Software. No present or former director, officer, employee or consultant of Seller or any Affiliate of Seller has any interest, direct or indirect, in any of the Intellectual Property, Common Intellectual Property or Software.

                  4.9.4 To the Knowledge of any Selling Party, no employee or consultant of Seller is, or is currently expected to be, in Default under any term of any employment Contract, agreement or arrangement relating to the Intellectual Property or Common Intellectual Property or any confidentiality agreement or any other Contract or any restrictive covenant relating to the Intellectual Property or Common Intellectual Property or the development or exploitation thereof.

         4.10 Contracts. Except as listed and described in Schedule 2.1.4 or
Schedule 2.3.5, Seller is not with respect to the Purchased Assets or the Business a party to any written or oral:

                  4.10.1 Contracts with any present or former shareholder, director, officer, employee, partner or consultant of any Selling Party or Affiliate thereof;

                  4.10.2 Contracts for the future purchase of, or payment for, supplies, inventory or products, or for the lease of any Purchased Asset from or the performance of services by a third party, in excess of $10,000 in any individual case, or any Contracts to perform services or to sell Inventory or Products that involve any amount in excess of $25,000 in any individual case;

                  4.10.3 Contracts continuing over a period of more than six months from the date hereof and that involve an amount in excess of $25,000 in any individual case;

                  4.10.4 Representative, sales agency, dealer or distributor Contracts;

                  4.10.5   Leases under which Seller is either lessor or lessee;

                  4.10.6 Contracts made by or on behalf of Seller, or by which Seller is bound, with respect to the limitation, operation, management, maintenance, utility and construction of the Real Property;


                  4.10.7 Contracts limiting or restraining Seller or any successor or assign from engaging or competing in any lines of business with any Person;

                  4.10.8 Contracts under which any Encumbrances exist with respect to any Purchased Assets;

                  4.10.9 Contracts, licenses or distributorships that relate in whole or in part to any Intellectual Property, Common Intellectual Property or Software; or

                  4.10.10 Any other material Contracts not made in the ordinary course of business.

         Except as disclosed in Schedule 2.1.4, (i) each of the Contracts listed in Schedule 2.1.4 is valid and enforceable in accordance with its terms, the Selling Parties are, and to the Knowledge of the Selling Parties each other party is, in compliance with the provisions thereof, the Selling Parties are not, and to the Knowledge of the Selling Parties no other party is, in Default in the performance, observance or fulfillment of any material obligation, covenant or condition contained therein, and no event has occurred that would constitute a Default thereunder; (ii) no advance payments have been received by Seller by or on behalf of any party to any of the Contracts listed in Schedule
2.1.4 for services to be rendered or products to be delivered to such party after the Effective Date; and (iii) except as set forth in Schedule 4.3, no consent or approval of any party to any Contract listed in Schedule 2.1.4 is required for the execution and delivery of the Transaction Documents by any Selling Party or the consummation of the Transactions.

         4.11 Governmental Permits. Except as set forth on Schedule 2.1.6, Seller has all Governmental Permits of federal, state or local government or regulatory bodies that are required to operate the Business (including, without limitation, those required under any Environmental Law) and Seller is in compliance with the terms and conditions of the Governmental Permits, except where the failure so to comply would not, individually or in the aggregate, have a Material Adverse Effect. Schedule 2.1.6 sets forth a correct and complete list of all Governmental Permits along with their expiration dates, and the understanding of the Selling Parties with respect to notifications that may be necessary to transfer any Governmental Permits. Each Governmental Permit is currently in full force. Seller has filed such timely and complete renewal applications as may be required with respect to its Governmental Permits. To the Knowledge of any Selling Party, no suspension, revocation, cancellation or withdrawal of any of the Governmental Permits is threatened and no cause exists for such suspension, revocation, cancellation or withdrawal.

         4.12 Legal Proceedings and Compliance with Laws; Environmental Matters.

                  4.12.1 Except as set forth in Schedule 4.12, there is no Litigation that is pending or, to the Knowledge of any Selling Party, threatened against a Selling Party relating to the Business or any of the Purchased Assets, or relating to the Transactions. There has been no Default by a Selling Party under any Laws or Court Orders applicable to the conduct or operation of the Business or the ownership or use of the Purchased Assets, including Environmental Laws, except for any Defaults that would not, individually or in the aggregate, have a Material Adverse Effect, and Seller has not received any notices from any governmental entity regarding any alleged Defaults under any Laws. Except as set forth in Schedule 4.12, during the five (5) years immediately preceding the Closing Seller has not received any notice relating to the Business or the Real Property alleging any violation of any Environmental Law or any written request for information from any governmental agency or other Person pursuant to any Environmental Law. Except as set forth in Schedule 4.12, Seller is not a party to, and the Business and the Purchased Assets are not subject to the provisions of, any Court Order, nor is there any Court Order that might affect the Transactions.

                  4.12.2 Without limiting the generality of Section 4.12.1, to the Knowledge of any Selling Party there is not any Environmental Condition at the Real Property. "Environmental Condition" means any condition or circumstance, including the presence of Hazardous Substances, whether created by Seller or any other Person, at or relating to the Real Property that (i) requires abatement or correction under an Environmental Law, (ii) gives rise to any civil or criminal liability on the part of Seller under an Environmental Law. To the Knowledge of any Selling Party, except as set forth on Schedule 4.12 the Real Property does not contain any: (A) underground storage tanks,
         (B) underground injection wells; (C) septic tanks in which process wastewater or any Hazardous Substances have been disposed; (D) asbestos; (E) polychlorinated biphenyls or equipment using polychlorinated biphenyls; or (F) drums buried in the ground.

                  4.12.3 Schedule 4.12 identifies all environmental reports, studies, assessments, or analyses received any time, or any other related documents received by any Selling Party within three (3) years from the Effective Date, and that are in the possession or custody or under the control of any Selling Party relating to any Environmental Condition, the Business, the Real Property or the other Purchased Assets, true and complete copies of which have been delivered to the Buyer.

         4.13 Absence of Undisclosed Liabilities. Except as set forth in
Schedule 4.13, Seller has no Liabilities relating to Contracts included in the Purchased Assets except for such Liabilities that are expressly stated in such Contracts or are set forth in the Financial Data.

         4.14 Books and Records. All material books of account and other financial records of Seller directly relating to the Business (the "Books and Records") are complete and correct in all respects and have been made available to the Buyer.

         4.15 Employees and Employee Relations; Independent Contractors. Seller is not a party to any collective bargaining agreement or currently negotiating any collective bargaining agreement. There is no labor strike, slowdown or stoppage pending or, to the Knowledge of any Selling Party, threatened against or affecting Seller. There are no discrimination complaints nor any other kind of employment or labor related disputes or unfair labor practice charges or complaints against Seller in connection with the Business pending before or, to the Knowledge of any Selling Party, threatened before any federal, state or local court or agency, and, to the Knowledge of any Selling Party, no dispute respecting minimum wage or overtime claims or other conditions or terms of employment in connection with the Business exists.

         4.16     Employee Benefit Plans.

                  4.16.1 Schedule 4.16 contains a current, correct and complete list of each Benefit Plan maintained by or under which a Selling Party has any Liability, whether actual or contingent, to Employees or their respective beneficiaries. For purposes of this Section 4.16 and Section
         4.15 and the definition of "Benefit Plan" as used in this Agreement, the term "Selling Parties" shall include any corporation that is a member of any controlled group of corporations (as defined in Section 414(b) of the Code) that includes a Selling Party, any trade or business (whether or not incorporated) that is under common control (as defined in Section 414(c) of the Code) with a Selling Party, any organization (whether or not incorporated) that is a member of an affiliated service group (as defined in Section 414(m) of the Code) that includes a Selling Party and any other entity required to be aggregated with a Selling Party pursuant to the regulations issued under Section 414(o) of the Code.

                  4.16.2 All such Benefit Plans conform in all material respects to, and are being administered and operated in material compliance with, the requirements of ERISA, the Code and all other applicable Laws. Except as set forth in Schedule 4.16, to the Knowledge of the Selling Parties all returns, reports and disclosure statements required to be made under ERISA and the Code with respect to all such Benefit Plans have been timely filed or delivered. There have not been any "prohibited transactions," as such term is defined in Section 4975 of the Code or Section 406 of ERISA, involving any of the Benefit Plans, that could subject the Business to any material penalty or tax imposed under the Code or ERISA.

                  4.16.3 Except as set forth in Schedule 4.16, any such Benefit Plan that is intended to be qualified under Section 401(a) of the Code and exempt from tax under Section 501(a) of the Code has been determined by the Internal Revenue Service to be so qualified or an application for such determination is pending. Any such determination that has been obtained remains in effect and has not been revoked, and with respect to any application that is pending, the Selling Parties have no reason to suspect that such application for determination will be denied. To the Knowledge of the Selling Parties, nothing has occurred since the date of any such determination that is reasonably likely to affect adversely such qualification or exemption, or result in the imposition of excise taxes or income taxes on unrelated business income under the Code or ERISA with respect to any such Benefit Plan.

                  4.16.4 The Selling Parties do not sponsor or contribute to, and have no Liability with respect to, any defined benefit plan subject to Title IV of ERISA or any multiemployer plan (as defined in Section 3(37) of ERISA), nor do they have a current or contingent obligation to contribute to any multiemployer plan (as defined in Section 3(37) of ERISA). The Selling Parties do not have any Liability to Transferred Employees with respect to any employee benefit plan or arrangement other than with respect to Benefit Plans listed in Schedule 4.16.

                  4.16.5 There are no pending or, to the Knowledge of any Selling Party, threatened claims by or on behalf of any such Benefit Plans, or by or on behalf of any individual participants or beneficiaries of any such Benefit Plans, alleging any breach of fiduciary duty on the part of a Selling Party or any of its officers, directors or employees under ERISA or any other applicable regulations, nor is there, to the Knowledge of any Selling Party, any basis for such claim. Such Benefit Plans are not the subject of any pending (or to the Knowledge of any Selling Party, any threatened) investigation or audit by the Internal Revenue Service, the Department of Labor or the Pension Benefit Guaranty Corporation ("PBGC").

                  4.16.6 The Selling Parties have timely made all required contributions under such Benefit Plans including the payment of any insurance premiums. There have been no accumulated funding deficiencies (as defined in Section 412 of the Code or Section 302 of ERISA) with respect to any Benefit Plan and no request for a waiver from the Internal Revenue Service with respect to any minimum funding requirement under Section 412 of the Code. Within the three-year period immediately preceding the

         Effective Date, the Selling Parties have not incurred any Liability for any Tax, excise Tax, penalty or fee with respect to any Benefit Plan, and to the Knowledge of any Selling Party, no event has occurred and no circumstance exists or has existed that could give rise to any such Liability. The execution of and performance of the Transactions contemplated by this Agreement will not (either alone or upon the occurrence of any additional or subsequent events) result in any payment, acceleration, vesting or increase in benefits with respect to any Employee or former employee of a Selling Party that would be an "excess parachute payment" under Section 280G of the Code.

                  4.16.7 To the Knowledge of any Selling Party, with respect to any such Benefit Plan that is an employee welfare benefit plan (within the meaning of Section 3(1) of ERISA) (a "Welfare Plan"), (a) each Welfare Plan for which contributions are claimed by Seller as deductions under any provision of the Code is in material compliance with all applicable requirements pertaining to such deduction, (b) with respect to any welfare benefit fund (within the meaning of Section 419 of the Code) related to a Welfare Plan, there is no disqualified benefit (within the meaning of Section 4976(b) of the Code) that would result in the imposition of a tax under Section 4976(a) of the Code in connection with the Business, and (c) any Benefit Plan that is a group health plan (within the meaning of Section 4980B(g)(2) of the Code) complies and has been administered in material respects in accordance with all of the applicable requirements of Section 4980B of the Code, ERISA, Title XXII of the Public Health Service Act, the Social Security Act and other applicable Laws.

                  4.16.8 Except as disclosed in Schedule 4.16, Selling Parties have not taken any action that may result in Buyer being a party to, or bound by, any such Benefit Plan, and the Buyer shall have no liability under, or be subject to any liability on account of, any such Benefit Plan following the consummation of the Transactions. Subject to Buyer's obligations under Section 3, no Benefit Plan has provided or provides for the payment of health, life or other welfare coverage or retirement or severance benefits by Buyer.

         4.17 Finder's Fee. No Person retained by a Selling Party is or will be entitled to any commission or finder's or similar fee in connection with the Transactions.

         4.18 Interest in Business. The Selling Parties have not granted, and there is not outstanding, any option, right, agreement or other obligation pursuant to which any Person could claim a right to acquire in any way all or any part of, or interest in, the Business.

         4.19 Condition of Assets. Seller has cared for the animals consistent with animal husbandry practices currently employed in the industry. All Real Property and tangible personal property (other than Inventory) included in the Purchased Assets are suitable for the purposes for which they are used, are in good operating condition and repair, reasonable wear and tear excepted, are usable in the ordinary course of business, are free from any known defects, except such minor defects that would not have a Material

Adverse Effect, individually or in the aggregate, and conform in all material respects to all applicable Laws relating to their construction, use and operation. Any Software included in the Purchased Assets functions as intended and is in machine-readable form.

         4.20 Insurance. Schedule 4.20 lists all policies or binders of insurance held by or on behalf of Seller or relating to the Business or any of the Purchased Assets, specifying with respect to each policy the insurer, the amount of the coverage, the type of insurance, the risks insured, the expiration date, the policy number and any pending claims thereunder related to the Business, including all insurance policies known by any Selling Party to have been maintained by any other Person that may provide any coverage with respect to any Environmental Losses. To the Knowledge of any Selling Party, there is no Default with respect to any such policy or binder, nor has there been any failure to give any notice or present any claim under any such policy or binder in a timely fashion or in the manner or detail required by the policy or binder, except for any of the foregoing that would not, individually or in the aggregate, have a Material Adverse Effect. There is no notice of nonrenewal or cancellation with respect to, or disallowance of any claim related to the Business under, any such policy or binder that has been received by any Selling Party, except for any of the foregoing that would not, individually or in the aggregate, have a Material Adverse Effect.

         4.21 Previous Sales; Warranties. All Products previously sold or distributed by Seller were of merchantable quality, and Seller has not breached any express or implied warranties in connection with the sale or distribution of such Products or in connection with the performance of any services, except for breaches that would not, individually or in the aggregate, have a Material Adverse Effect. Except as disclosed on Schedule 4.21, Seller has provided the Buyer with true and correct copies of all warranties (i) made by all Persons from whom Seller has obtained any goods that have been resold or distributed by Seller, including any goods that constituted parts included in Products sold or distributed by Seller, and (ii) made by Seller with respect to any Products that have been sold or distributed by Seller or services performed by Seller; provided, however, that any exceptions identified on Schedule 4.21 do not apply to any warranties made in connection with the Contracts listed on Schedule 2.1.4, all of which warranties have been provided by Seller to the Buyer.

         4.22 Customers and Suppliers. Seller has used its reasonable business efforts to maintain and currently maintains, good working relationships with all of its customers. Schedule 4.22 contains a list of the names of each of the ten customers that, in the aggregate, for the two years ended December 31, 1997 and 1998, were the largest dollar volume customers of services or Products, or both, sold by Seller. Except as specified in Schedule 4.22, none of such customers has given Seller notice terminating, canceling or threatening to terminate or cancel any Contract or relationship with Seller. Schedule 4.22 also contains a list of the names of each of the ten suppliers that, in the aggregate, for the two years ended December 31, 1997 and 1998, were the largest dollar volume suppliers of services or products, or both, purchased by Seller and relating to the Business. Except as specified in Schedule 4.22, none of such suppliers has given Seller notice terminating, canceling or threatening to terminate or cancel any Contract or relationship with Seller. Except as specified in Schedule 4.22, to the Knowledge of any Selling Party, no major customer or supplier intends to cease doing business with Seller or, after the Closing, with Buyer, or to alter materially the amount of business done with Seller or Buyer due to the consummation of the Transactions or any other reason. To the Knowledge of any Selling Party, the Customer Records are accurate in all material respects.

         4.23 Completeness and Accuracy of Information. Except for the information contained in (i) the Financial Data as described in Sections 4.4(ii), (iii) and (iv) regarding expenses, inventory and fixed assets, and (ii)
Schedule 2.5, all information set forth on any Schedule hereto is true, correct and complete in all material respects. No representation or warranty by any of the Selling Parties in any Transaction Document contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements contained herein or therein not misleading. All Contracts, permits and other documents and instruments furnished or made available to the Buyer by any of the Selling Parties, when referenced in this Section 4 or any schedule delivered pursuant to this Section 4 which have been furnished or made available are or will be true, complete and accurate originals or copies of originals and include all amendments, supplements, waivers and modifications thereto.

5. Representations and Warranties of the Buyer.

         The Buyer hereby represents and warrants to the Selling Parties as follows:

         5.1 Corporate Status. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation.

         5.2 Authorization. Buyer has the requisite power and authority to execute and deliver the Transaction Documents to which it is a party and to perform the Transactions performed or to be performed by it. Such execution, delivery and performance by Buyer has been duly authorized by all necessary corporate action. Each Transaction Document executed and delivered by Buyer has been duly executed and delivered by Buyer and constitutes a valid and binding obligation of Buyer, enforceable against such Party in accordance with its terms.

         5.3 Consents and Approvals. Neither the execution and delivery by Buyer of the Transaction Documents, nor the performance of the Transactions performed or to be performed by Buyer, require any filing, consent or approval or constitute a Default under (i) any Law or Court Order to which Buyer is subject,
(ii) the Charter Documents or bylaws of Buyer or (iii) any Contract, Governmental Permit or other document to which Buyer is a party.

         5.4 Finder's Fees. No Person retained by Buyer is or will be entitled to any commission or finder's or similar fee in connection with the Transactions.

6. Deliverables of Selling Parties. At the Closing, the Selling Parties, as applicable, are delivering the following documents to the Buyer:

         6.1      Transaction Documents and Instruments of Transfer.

                  6.1.1    The Supply Agreement;

                  6.1.2 Duly executed quitclaim deeds with covenants, in recordable form, transferring to Buyer good and marketable title in fee simple to the Real Property, and such affidavits as the title insurance company retained by the Buyer may reasonably request;

                  6.1.3 A general bill of sale, assignment and assumption, transferring to Buyer good and indefeasible title to all of the tangible personal property included in the Purchased Assets, and assigning to Buyer the applicable Selling Party's right, title and interest in each of the Contracts included in the Purchased Assets;

                  6.1.4    The License Agreement;

                  6.1.5    The Custom Immunization Agreement; and

                  6.1.6 Certificates of title to all vehicles included in the Purchased Assets with assignments to Buyer.

         6.2 Certificates of Selling Parties. A certificate from a duly authorized officer of each Selling Party, dated as of the Effective Date, certifying that the representations and warranties of the such Selling Party contained in this Agreement and in the other Transaction Documents are true on and as of the Effective Date. The matters set forth in such certificates shall constitute representations and warranties hereunder.

         6.3 Secretary's Certificates. Certificates, dated as of the Effective Date, of the Secretary of each Selling Party certifying (i) the incumbency and specimen signature of each officer or representative of such Selling Party executing this Agreement, the certificate referred to in Section 6.2 and the other Transaction Documents to which such Selling Party is a party, (ii) that attached to the certificate is a true and complete copy of the Charter Documents and bylaws of such Selling Party, as in full force and effect at the time of the Effective Date, and (iii) that attached to the certificate are copies of resolutions duly adopted by the Board of Directors and shareholders, as appropriate, of such Selling Party evidencing the taking of all corporate action necessary to authorize the execution, delivery and performance of this Agreement and the other Transaction Documents and the consummation of the Transactions.

         6.4 Good Standing Certificates. A certificate issued by the Secretary of State of the States of Delaware and Maine with respect to Seller and of each state in which Seller is qualified to do business as a foreign corporation as of a recent date before the Effective Date showing the Seller to be validly existing or qualified as a foreign corporation in its states of existence and qualification, as the case may be, and in good standing and that all franchise taxes required to be paid and all reports required to be filed have been duly paid and filed.

         6.5 Consents. The written consent to assignment from Oriental Yeast Co. Ltd. and governmental consents, approvals or authorizations, if any, necessary for the conveyance of the Purchased Assets or valid consummation of the Transactions. The Parties acknowledge that Buyer may have to apply independently after the Closing for certain of the Governmental Permits set forth on Schedule
2.1.6 and that the Selling Parties make no representations concerning the outcome of such applications

         6.6 Legal Opinion. A legal opinion of Faegre & Benson LLP, counsel for the Selling Parties.

7. Deliverables of Buyer. At the Closing, the Buyer is delivering the following documents to the Selling Parties:

         7.1      Transactional Documents and Instruments of Transfer.

                  7.1.1 The Supply Agreement;

                  7.1.2 A general bill of sale, assignment and assumption accepting transfer of good title to all of the tangible personal property included in the Purchased Assets, and assuming the applicable Selling Party's right, title and interest in each of the Contracts included in the Purchased Assets;

                  7.1.3 The License Agreement; and

                  7.1.4 The Custom Immunization Agreement.

         7.2 Certificate of Buyer. A certificate from a duly authorized officer of Buyer, dated as of the Effective Date, certifying that the representations and warranties of the Buyer contained in this Agreement and in the other Transaction Documents are true on and as of the Effective Date. The matters set forth in such certificates shall constitute representations and warranties hereunder.

         7.3 Secretary's Certificates. Certificates, dated as of the Effective Date, of the Secretary of Buyer certifying (i) the incumbency and specimen signature of each officer or representative of Buyer executing this Agreement, the certificate referred to in Section 7.2 and the other Transaction Documents to which Buyer is a party. (ii) that attached to the certificate is a true and complete copy of the Charter Documents and bylaws of Buyer, as in full force and effect at the time of the Effective Date, and (iii) that attached to the certificate are copies of resolutions duly adopted by the Board of Directors and shareholders, as appropriate, of Buyer evidencing the taking of all corporate action necessary to authorize the execution, delivery and performance of this Agreement and the other Transaction Documents and the consummation of the Transactions.

         7.4 Good Standing Certificates. A certificate issued by the Secretary of State of the State of Delaware with respect to Buyer and of each state in which Buyer is qualified to do business as a foreign corporation as of a recent date before the Effective Date showing the Buyer to be validly existing or qualified as a foreign corporation and in good standing and that all franchise taxes required to be paid and all reports required to be filed have been duly paid and filed.

         7.5 Title Insurance and Surveys. A title insurance policy or policies issued by reputable title insurance companies insuring Buyer's title to the Real Property as good and marketable, in fee simple and free of all Encumbrances and a complete set of as-built surveys of the Real Property.

         7.6 Legal Opinion. A legal opinion of Pepper Hamilton LLP, counsel for the Buyer.

8.       Competition and Confidentiality.

         8.1      Noncompetition.

                  8.1.1 Except as specifically set forth below, from the Effective Date and to the end of the fifth year following the Effective Date, each Selling Party will not, unless acting in accordance with the written consent of Buyer, directly or indirectly engage in a business that is competitive to the Business anywhere in the world (a "Selling Party Competing Business"). The provisions of this Section 8.1.1 shall not apply if solely as the result of an acquisition, disposition or merger involving a third party, a Selling Party or such party's successor engages in a Competing Business, so long as such party can demonstrate that the procedures and technologies used in such Competing Business were in place in the operation of the third party before the consummation of the acquisition, disposition or merger.

                  8.1.2 Except as specifically set forth below, from the Effective Date and to the end of the fifth year following the Effective Date, the Buyer will not, unless acting in accordance with the written consent of any Selling Party, directly or indirectly engage in a business that sells to medical laboratories anywhere in the world medical diagnostic kits that are designed to detect the following proteins: IgG, IgA, CRP, Prealbumin, Microalbumin, Lipoprotein(a), Apo A-1, Apo B or Transferrin (a "Buyer Competing Business"). The provisions of this Section 8.1.2 shall not apply if solely as the result of an acquisition, disposition or merger involving a third party, Buyer or Buyer's successor engages in a Competing Business, so long as such party can demonstrate that the procedures and technologies used in such Competing Business were in place in the operation of the third party before the consummation of the acquisition, disposition or merger. The provisions of this Section 8.1.2 shall not prevent Buyer from continuing to engage in a Competing Business in which it was engaged prior to the Effective Date, so long as Buyer can demonstrate that all procedures and technology used in such Competing Business were in place before the Effective Date.

         8.2 Confidentiality. Prior to the Effective Date and indefinitely thereafter, unless this Agreement is terminated, no Party shall, except as may be required by Law or Court Order, at any time reveal, divulge, communicate or make known to any Person (other than a Party to this Agreement or their agents or Affiliates) or, after the Effective Date, use in any way any confidential information of another Party (whether now possessed or furnished after the Effective Date), including, without limitation, all Trade Secrets, customer lists or other customer information, supplier information, marketing plans or proposals, financial information, personnel information or any data, written material, records or documents that are of a confidential nature (collectively, the "Confidential Information").

         8.3 Injunctive Relief. Each Party acknowledges that the provisions of this Section 8 are reasonable and necessary to protect the interests of the applicable Party, that any violation of this Section will result in an irreparable injury and that damages at law would not be reasonable or adequate compensation for violation of this Section. In the event of any breach or threatened breach by any Party of any provision of this Section 8, the non-breaching Party shall be entitled to injunctive or other equitable relief, restraining the breaching party from using or disclosing any Confidential Information in whole or in part, or from engaging in conduct that would constitute a breach of the obligations of such party under this Section 8. Such relief shall be in addition to and not in lieu of any other remedies that may be available, including an action for the recovery of damages. In addition to any other available remedies, each Party shall be entitled to have the provisions of this Section 8 specifically enforced by preliminary and permanent injunctive relief without the necessity of proving actual damages or posting a bond or other security and to an equitable accounting of all earnings, profits and other benefits arising out of any violation of this Section 8. In the event that the provisions of this Section 8 shall ever be deemed to exceed the time, geographic, product or other limitations permitted by applicable Law, then the provisions shall be deemed reformed to the maximum extent permitted by applicable Law. Each Party acknowledges, however, that this Section 8 has been negotiated by the Parties and that the time, geographic and product limitations, as well as the limitation on activities, are reasonable in light of the circumstances pertaining to the Business.

9.       Additional Covenants.

         9.1 Approvals. The Selling Parties will use their best efforts to obtain approvals or authorizations necessary for the conveyance of the Purchased Assets or consummation of the Transactions. The Buyer will cooperate with the Selling Parties in such efforts.

         9.2 Use of Proceeds. Within thirty business days after the Effective Date, Seller shall, and DSI shall cause Seller to, immediately pay in full all then outstanding debts and other obligations of Seller in connection with the Business.

         9.3 Post-Effective Date Receipts. DSI, on behalf of the Selling Parties, and Buyer each will hold and will promptly transfer and deliver to the other Party, from time to time as and when received by them and, in the case of DSI, by Seller, any cash, checks with appropriate endorsements or other property that they may receive on or after the Effective Date that properly belongs to the other Party under the terms of this Agreement, and will account to the other for all such receipts.

         9.4 Transfer Taxes. Seller and Buyer shall each pay on the Effective Date one-half of all state and local sales, documentary and other transfer Taxes, other than real estate transfer Taxes, if any, due as a result of the purchase, sale or transfer of the Purchased Assets hereunder. Seller and Buyer each shall pay on the Effective Date one-half of all state and local real estate transfer Taxes, if any, due as a result of the purchase, sale or transfer of the Real Property hereunder.

         9.5 Liquidation. To the extent that Seller shall effect any partial or total liquidation after the Effective Date, Seller shall first have complied with the requirements of
Section 9.2. Thereafter, Seller shall require as part of the plan of any such liquidation that the direct and indirect recipient of any assets distributed in such liquidation shall be responsible for any obligations of Seller under this Agreement to the extent of any assets so distributed. DSI shall take such actions as are necessary to cause Seller to impose such obligation on any recipient of any such distributed assets of Seller, including itself if it is a recipient, and shall give the Buyer prompt notice of any such distribution.

         9.6 Administrative and Technical Assistance by the Selling Parties. Except as otherwise agreed, the Selling Parties shall provide support services, including accounting and data processing services to Buyer as are reasonably required in connection with the transfer of the Business to Buyer without cost to the Buyer for a period of not more than 60 days following the Effective Date and thereafter for an additional period of up to 120 days at a reasonable cost to be negotiated; provided, however, that Buyer shall reimburse the Selling Parties for the reasonable out of pocket expenses incurred by the Selling Parties in connection with the provision of support services by the Selling Parties after the Effective Date. The Selling Parties shall cooperate with the auditors of the Buyer in connection with the preparation of any report or filing required in connection with the Transactions, such cooperation to be provided by the Selling Parties at no cost to the Buyer. Notwithstanding anything to the contrary set forth above, the Selling Parties shall, during the first 120 days following the Effective Date, make reasonably available to Buyer the services of appropriate personnel for technical advice and consultation. Through July 31, 1999, the Selling Parties shall not charge Buyer for the cost of labor in connection with such assistance; thereafter, Buyer shall reimburse the Selling Parties, upon receipt of their invoices, for the Selling Parties' labor costs in making such individuals available to Buyer. Buyer shall reimburse the Selling Parties for all travel expenses incurred in connection with such assistance, provided that the Selling Parties' incurring of such expenses is approved in advance by Buyer.

         9.7 Processing Services. For a period of 90 days following the Effective Date, the Selling Parties shall provide such services to Buyer as are necessary to process Products for shipment to customers. Buyer shall reimburse the Selling Parties for all labor costs and reasonable out of pocket direct expenses incurred in connection with such services.

         9.8 Sale of Real Property. From and after the Effective Date, the Buyer shall use commercially reasonable efforts to sell Lots 24(c) and 25 in order to deliver the Deferred Payment to the Seller in accordance with Section 2.4.2.2.

         9.9 Further Assurances of the Selling Parties. From and after the Effective Date, each of the Selling Parties shall, at the request of Buyer, execute, acknowledge and deliver to Buyer, without further consideration, all such further assignments, conveyances, endorsements, deeds, special powers of attorney, consents and other documents, and take such other action, as Buyer may reasonably request (i) to transfer to and vest in Buyer, and protect is rights, title and interest in, all the Purchased Assets and (ii) otherwise to consummate the Transactions. In addition, from and after the Effective Date, each of the Selling Parties shall afford the Buyer and their counsel, accountants and other representatives access, during normal business hours, to any books and records relating to the Business that such Selling Party may retain as may reasonably be required in connection with the preparation of financial information or tax returns of Buyer.

         9.10 Further Assurances of the Buyer. From and after the Effective Date, the Buyer shall afford to Seller and its attorneys, accountants and other representatives access, during normal business hours, to such books and records relating to the Business as may reasonably be required in connection with the preparation of financial information for periods concluding on or prior to the Effective Date. The Buyer shall cooperate in all reasonable respects with Seller with respect to its former interest in the Business and in connection with financial account closing and reporting, including, without limitation, making employees of Buyer available to assist with, or provide information in connection with financial account closing and reporting, provided, that DSI reimburses the Buyer for their reasonable out-of-pocket expenses (including costs of employees so assisting) in connection therewith.

10.      Survival of Representations and Warranties; Indemnification.

         10.1 Survival of Representations and Warranties. Except as otherwise set forth in Section 9.6 and as set forth in the following sentence, all representations and warranties of the Parties shall survive for one year after the Effective Date; provided that there shall be no termination of any such representation or warranty as to which a claim has been asserted prior to the termination of such survival period. All representations and warranties of the Selling Parties set forth in Sections 4.7 and 4.8.1 shall survive indefinitely. All representations, warranties and covenants contained herein shall not be deemed to be waived or otherwise affected by any investigation at any time made by or on behalf of any Party hereto. Except as otherwise expressly provided in this Agreement, all covenants, agreements, undertakings and indemnities set forth in this Agreement shall survive indefinitely.

         10.2 Indemnification by the Selling Parties. "Sellers' General Liabilities" shall mean all Losses (other than Environmental Losses subject to Section 10.6) resulting from, arising out of, or incurred by Buyer or its respective directors, officers and employees (each a "Buyer Indemnified Party") after the Effective Date in connection with (i) any breach of any of the representations or warranties made by the Selling Parties in this Agreement,
(ii) any default by any Selling Party in respect of any of the covenants or agreements made by such Selling Party in this Agreement, (iii) any injuries to Persons, property or business by reason of defectiveness, improper design or manufacture or malfunction, or otherwise, of any product sold or services provided by any Selling Party, whether known or unknown, currently asserted or arising hereafter, if such claims are based upon or arise out of products sold or services performed on or prior to the Effective Date, or (iv) any attempt (whether or not successful) by any Person to cause or require a Buyer Indemnified Party to pay any Liability of, or claim against, any Selling Party of any kind in respect of the operation of the Business prior to the Effective Date, to the extent not otherwise specified in this Section 10.2, specifically assumed under this Agreement or subject to an indemnity by the Buyer under the terms of this Agreement. Subject to the provisions of Section 10.3 and to the further provisions of this Section 10, the Selling Parties shall, jointly and severally, indemnify all Buyer Indemnified Parties, and hold them harmless from, against and in respect of, any and all Sellers' General Liabilities.

         10.3     Limitations on Obligation of Selling Parties to Indemnify.

                  10.3.1 Except as otherwise provided in this Agreement, the Selling Parties shall have no obligation to indemnify any Buyer Indemnified Party based upon any breach by a Selling Party of any representation or warranty as to which a Selling Party has not received notice of a claim for indemnification within one year after the Effective Date.

                  10.3.2 Nothing herein shall be deemed to limit or restrict in any manner any rights or remedies available at law, in equity or otherwise against a Selling Party based on a willful misrepresentation or willful breach of warranty by a Selling Party hereunder.

         10.4 Indemnification by the Buyer. "Buyers' General Liabilities" shall mean all Losses resulting from, arising out of, or incurred by any Selling Party or any of its respective directors, officers and employees (each a "Seller Indemnified Party") after the Effective Date in connection with (i) any breach of any of the representations or warranties made by the Buyer in this Agreement,
(ii) any default by Buyer in respect of any of the covenants or agreements made by Buyer in this Agreement, or (iii) any attempt (whether or not successful) by any Person to cause or require a Seller Indemnified Party to pay or discharge any Assumed Liability or any Liability of, or claim against, Buyer of any kind in respect of the operation of the Business on or after the Effective Date to the extent not specifically subject to an indemnity by the Selling Parties under the terms of this Agreement. Subject to the provisions of Section 10.5 and to the further provisions of this Section 10, the Buyer shall, jointly and severally, indemnify all Seller Indemnified Parties, and hold them harmless from, against and in respect of, any and all Buyers' General Liabilities.

         10.5     Limitations on Obligation of Buyer to Indemnify.

                  10.5.1 The Buyer shall have no obligation to indemnify any Seller Indemnified Party based upon any breach by the Buyer of any representation or warranty as to which the Buyer has not received notice of a claim for indemnification within one year after the Effective Date.

                  10.5.2 Nothing herein shall be deemed to limit or restrict in any manner any rights or remedies available at law, in equity or otherwise against Buyer based on a willful misrepresentation or willful breach of warranty by Buyer hereunder.

         10.6     Environmental Losses.

                  10.6.1 The following (whether or not they involve or result from breaches of any representation or warranty in this Agreement) shall constitute "Environmental Losses": (a) all Losses imposed or incurred under Environmental Law resulting from the treatment, storage or disposal or the emission, discharge, release or threatened release into the environment, by any Person of any Hazardous Substance at the Real Property or arising from or related to any Default under any Environmental Law at any time prior to the Effective Date, (b) all Losses resulting from the presence of any Hazardous Substance at any location other than the Real Property which Hazardous Substance originated at or from the Real Property at any time prior to the Effective Date, (c) all Losses resulting from the migration, leaking, leaching, flowing, emitting or other movement of Hazardous Substances from the Real Property or any such location at any time prior to the Effective Date, in each case requiring investigation, removal or remediation under Environmental Law, and (d) any and all other Losses arising from or related to an Environmental Condition existing on or before the Effective Date.

                  10.6.2 Subject to the other provisions of this Section 10.6, the Selling Parties shall, jointly and severally, indemnify all Buyer Indemnified Parties, and hold them harmless from, against and in respect of, any and all Environmental Losses; provided, however, that
         (a) the Selling Parties' remediation obligations shall not extend beyond those actions required by applicable regulatory authorities under any Environmental Law; (b) the Selling Parties' indemnification obligations shall not apply to the extent (i) Environmental Losses are caused by Buyer's action subsequent to the Closing and (ii) of any increased cost of any remediation attributable to activities of Buyer on or after the Effective Date, which increased costs shall be borne by the Buyer; and (c) the Selling Parties shall have no obligation to indemnify any Buyer Indemnified Party for any Environmental Losses as to which a Selling Party has not received notice of a claim for indemnification within three (3) years after the Effective Date.

                  10.6.3 For so long as the Selling Parties' indemnification with respect to Environmental Losses shall be in effect, Buyer shall provide to the Selling Parties a copy of all information or reports that are provided by Buyer to any federal, state or local agency with regard to any matter related to Hazardous Substances that may constitute or result in an indemnification Liability for the Selling Parties. Buyer shall promptly provide to the Selling Parties copies of all reports or other information (including photographs), prepared, produced or obtained by Buyer relating to any such matter; provided, however, that the Selling Parties shall keep such information confidential and shall not disclose such information in any form to any third parties, including any governmental agency; provided, however, that the Selling Parties may disclose such information to consultants on an need-to-know basis or as required by court order after giving notice to Buyer and allowing Buyer a reasonable time to respond.

                  10.6.4 As soon as practicable after giving notice to the Selling Parties of any Environmental Losses requiring investigation and/or remediation for which the Selling Parties allegedly have indemnification responsibility, Buyer shall present the Selling Parties a proposal describing in reasonable detail the actions to be taken and an estimate of the costs associated with such actions (the "Initial Proposal"). Upon receipt of the Initial Proposal, the Selling Parties shall either (a) notify Buyer that they dispute any indemnification responsibility for such matter with a reasonably detailed explanation of the reasons for such dispute, (b) perform any required investigation and remediation itself in a manner reasonably acceptable to Buyer, or
         (c) propose changes (the "Proposed Changes") to the Initial Proposal with respect to specific actions or costs described therein that the Selling Parties can establish are not commercially reasonable under the circumstances. Buyer shall review any Proposed Changes, incorporate any such Proposed Changes required under the applicable Environmental Laws into the final proposal for action (the "Final Proposal") and notify the Selling Parties of which Proposed Changes will be so incorporated. For so long as the Selling Parties' indemnification with respect to Environmental Losses shall be in effect, Buyer shall afford the Selling Parties, their employees, agents and contractors, reasonable access to and rights to investigate the Real Property and inspect and copy all relevant documents and records relating to any Environmental Losses for which the Selling Parties have, or are alleged to have, responsibility. However, except to the extent prohibited by applicable Law or Court Order, the following conditions and agreements shall apply with respect to the foregoing: (a) no entry or investigation upon such Real Property shall be made except during normal business hours and then only upon at least five business days' notice to Buyer; (b) Buyer shall be entitled to require that any persons entering upon such Real Property shall be accompanied by a representative of Buyer at all times; (c) intrusive investigations, such as well-drilling or soil boring or testing of any substances, shall be conducted to the extent feasible under the circumstances in a manner that does not unduly interfere with the operations of the Business, upon demonstrated reasonable cause and to such extent as is consented to by Buyer, such consent not to be unreasonably withheld; (d) any samples taken shall be split between Buyer's and the Selling Parties' representatives if so requested by Buyer and at Buyer's expense; (e) the Selling Parties shall provide to Buyer within five days after receipt thereof a copy of any report or other written information delivered to a Selling Party by any representative thereof or governmental representative with regard to any investigations or other activities of such representative upon the Real Property; and (f) to the extent the condition of the Real Property is disturbed in any material respect as a result of any activities thereon by the Selling Parties or their representatives, the Selling Parties, jointly and severally, shall be responsible for all costs and expenses associated with restoring the Real Property to substantially its condition prior to the occurrence of such activities.

                  10.6.5 The Parties acknowledge that sampling activities conducted at the Real Property by Northeast Test Consultants on February 25, 1999 in the area where an Underground Storage Tank was used to store gasoline until it was removed in approximately
         1984 revealed a level of gasoline range organics in the soil sample taken there (the "Findings"), and that DSI promptly notified the Maine Department of Environmental Protection (the "Maine DEP") of the Findings. A copy of the Maine Department of Environmental Protection Oil & Hazardous Materials Report Form completed by the Maine DEP with respect to the Findings has been provided to Buyer. The Parties acknowledge that the Buyer may cause further testing activities to be conducted with regard to the Findings, and that the results of such activities shall be included in the definition of "Findings" for the purposes hereof. The parties agree that the provisions of Section 10 shall govern the indemnification obligations of the Selling Parties with respect to the Findings, provided that (i) the Selling Parties' obligations to indemnify the Buyer Indemnified Parties for any work of any kind that may be required by the Maine DEP or other applicable regulatory authorities with respect to the Findings shall apply whether or not the aggregate cost of such work exceeds the Basket Amount as defined in Section 10.10 hereof, and (ii) any work of any kind that may be required by the Maine DEP or other applicable regulatory authorities with respect to the Findings will be conducted by consultants chosen by the Selling Parties.

         10.7 Indemnification Procedure. If any Indemnified Party intends to assert a claim for indemnification against an Indemnifying Party under any of the indemnification provisions of this Agreement (a "Claim"), the following procedures will apply:

                  10.7.1 The Indemnified Party shall notify the Indemnifying Party in writing within a reasonable period of time after the Indemnified Party receives notice of or otherwise has actual knowledge of an event giving rise to a Claim, and shall provide to the Indemnifying Party as soon as practicable thereafter all information and documentation necessary to support and verify the Claim being asserted, and the Indemnifying Party shall be given access to all books and records in the possession or control of the Indemnified Party which the Indemnifying Party reasonably determines to be related to such Claim.

                  10.7.2 Promptly after receipt by the Indemnified Party of notice of the commencement by any third party of any litigation or proceeding or other event which might result in the Indemnifying Party becoming obligated to indemnify or make any other payment under any indemnification provisions of this Agreement, the Indemnified Party shall, if a Claim in respect thereof is to be made thereunder, notify the Indemnifying Party forthwith in writing of the commencement or occurrence thereof. Failure of the Indemnified Party to give such notice shall not relieve the Indemnifying Party from any liability which it may have on account of this indemnification or otherwise, except to the extent that the Indemnifying Party is materially prejudiced thereby.

                  10.7.3 The Indemnifying Party shall have the right, within 30 days after being notified in accordance with subparagraph 10.7.2 hereof, to assume the defense of, or otherwise contest, any such litigation, proceeding or other action with counsel reasonably satisfactory to the Indemnified Party; provided, however, that unless and until the Indemnifying Party shall assume such defense or contest pursuant to this subparagraph 10.7.3, the Indemnified Party shall have the right, if necessary or appropriate, to conduct or control the defense or contest thereof after reasonable notice to the Indemnifying Party, under the circumstances, but without the Indemnifying Party's consent. Upon the election by the Indemnifying Party to assume the defense of, or otherwise contest, such litigation, proceeding or other action, the Indemnifying Party shall not be liable for any legal or other expenses subsequently incurred by the Indemnified Party in connection with the defense thereof unless the Indemnifying Party fails to take reasonable steps necessary to diligently defend or otherwise contest such claim within 20 days after receiving notice from the Indemnified Party stating that the Indemnified Party believes the Indemnifying Party has failed to take such steps, in which case the Indemnified Party may assume its own defense and the Indemnifying Party shall be liable for any expenses therefor.

                  10.7.4 Anything in this paragraph 10.7 to the contrary notwithstanding, the Indemnifying Party shall not, without prior written consent of the Indemnified Party (which consent shall not be unreasonably withheld), settle or compromise any Claim, consent to the entry of any judgment in respect of such Claim or the implementation of any plan of remediation; provided, however, that such consent shall not be required for any settlement, compromise, judgment or plan involving only the payment of money by the Indemnifying Party and imposing no other costs or burdens on the assets or operation of the business of the Indemnified Party;

                  10.7.5 With respect to any event or condition which might result in the Indemnifying Party becoming obligated to indemnify or make any other payment under any indemnification provisions of this Agreement, other than litigation, proceedings or actions which are governed by subparagraphs 10.7.2, 10.7.3 and 10.7.4 hereof, the Indemnified Party shall deliver to the Indemnifying Party, as soon as practicable after giving notice to the Indemnifying Party of such event or condition, a proposal describing in reasonable detail the actions to be taken in connection with such event or condition and an estimate of the costs associated with such actions (the "Initial Proposal"). The Indemnifying Party shall have the right to propose changes (the "Proposed Changes") to the Initial Proposal with respect to specific actions or costs described therein which the Indemnifying Party can establish are not commercially reasonable. The Indemnified Party shall review the Proposed Changes, incorporate any such Proposed Changes required under the applicable standard into the final proposal for action (the "Final Proposal") and notify the Indemnifying Party of which, if any, Proposed Changes will be so incorporated. Thereafter, the Indemnifying Party shall be liable for all expenses for the Final Proposal in accordance with the other terms of this Agreement

                  10.7.6 In the event of payment by an Indemnifying Party pursuant to the terms of this Agreement, such Indemnifying Party shall be subrogated to the extent of such payment to all of the rights of recovery of the Indemnified Party, which Indemnified Party shall do everything that may be reasonably required to secure such rights. The Indemnifying Party shall have the right to pursue any remedy of the Indemnified Party against any predecessor in title or ownership of any of the Purchased Assets; and

                  10.7.7 Any disputes regarding indemnification under this Agreement shall be settled in accordance with Section 11 herein.

         10.8 Payment of Indemnification Obligations. Each Party shall pay promptly to any Indemnified Party the amount of all Losses to which the foregoing indemnity relates.

         10.9 Interest on Unpaid Obligations. If all or part of any indemnification obligation under this Agreement is not paid when due, the indemnifying Party shall pay the Indemnified Party interest on the unpaid amount of such obligation for each day from the date the amount became due until it is paid in full, payable on demand, at the rate equal to the lower of (i) the maximum rate permitted by Law or (ii) two percent (2%) per annum plus the Prime Rate.

         10.10 Monetary Limitation on Indemnification. No claim for indemnification under this Agreement shall be made by any Indemnified Party unless and until the aggregate amount of such claims by a Buyer Indemnified Party or the Seller Indemnified Parties shall exceed Thirty-Five Thousand Dollars ($35,000) (the "Basket Amount") and then the indemnifying Party shall be liable only for claims in excess of the Basket Amount. Notwithstanding anything to the contrary in this Agreement, in no event shall the aggregate liability of the Selling Parties to the Buyer Indemnified Parties for amounts payable hereunder exceed the Purchase Price or shall the aggregate liability of Buyer to the Seller Indemnified Parties for amounts payable hereunder exceed the Purchase Price.

         10.11 Exclusive Remedy. Each of Buyer and the Selling Parties acknowledges and agrees that, except as provided in Section 8.3, its sole and exclusive remedy with respect to any and all claims relating to the subject matter of this Agreement shall be pursuant to the indemnification provisions set forth in this Agreement.

11.      Dispute Resolution

         11.1 Mediation; Arbitration. If a dispute arises between the Parties relating to or arising out of this Agreement, including, but not limited to, any dispute regarding the respective indemnification obligations of the Parties, either Party hereto shall so notify the other Party in writing of the dispute and the parties shall confer in good faith and use all reasonable efforts to resolve the dispute.

If the Parties do not resolve the dispute within ten business days after the initial written notification of the dispute, the parties shall endeavor to settle the dispute by mediation, such mediation to be conducted under the CPR Model Mediation Procedure for Business Disputes. If the parties resolve the disagreement through mediation, such resolution shall be reduced to writing and, once it is signed by their duly authorized representatives, shall be binding on the Parties. Failing resolution pursuant to the mediation, the Parties shall submit the dispute to arbitration as set forth below.

         11.2 Arbitrators. A panel of three arbitrators (the "Panel") will be formed no later than ten days after the matter is submitted for arbitration. Each party will select an arbitrator not affiliated with such party. The two arbitrators then will choose a third arbitrator who shall not be affiliated in any manner with the parties.

         11.3 Procedure. Except as otherwise provided herein, the arbitration shall be conducted in accordance with the rules of the American Arbitration Association. The Panel shall allow such discovery, submissions and hearings as it determines to be appropriate, giving consideration to the parties desire for an efficient resolution of the dispute. After conducting such hearings and reviewing the submissions of the parties, the Panel shall make its decision with respect to the dispute. Such decision shall be made within ten days of the formation of the Panel or as soon as practicable thereafter, but in no event later than twenty days after the formation of the Panel. The Panel shall have the authority to award relief under legal or equitable principles and to allocate responsibility for the costs of the arbitration and to award recovery of reasonable attorney's fees and expenses in such manner as is determined to be appropriate. A full and complete record and transcript of the arbitration proceeding shall be maintained. The decision of the Panel shall be accompanied concurrently by a written summary of its conclusions as well as the reasons for such conclusions.

         11.4 Objections; Binding Nature. Each party shall have five business days to object to the Panel's decision, or any part thereof, by written submission made to the Panel and, if deemed appropriate by the Panel, in a hearing. After such objection, the Panel shall have three business days to reconsider and modify the decision, which modification, if any, shall be explained in writing. Thereafter, the decision of the Panel shall be final, binding and nonappealable with respect to the parties and all other persons or entities, including persons or entities which have failed or refused to participate in the arbitration process and shall be reviewable only to the extent provided by law.

         11.5 Continued Performance. The initiation of the dispute resolution procedures in this Section 11 shall not excuse either party from performing its obligations hereunder. While the dispute procedure is pending, the parties shall continue to perform in good faith their respective obligations hereunder, subject to any rights to terminate this Agreement that may be available to the parties. All applicable statutes of limitations and defenses based upon the passage of time shall be tolled while the dispute resolution procedures are pending and the parties will take such action, if any, required to effectuate such tolling. All negotiations pursuant to the dispute resolution procedures in this Section 11 are confidential and shall be treated as such.

12.      General.

         12.1 Expenses. Except as otherwise provided in this Agreement, and whether or not the Transactions shall be consummated, the Buyer and the Selling Parties shall each pay their own fees, expenses and disbursements, including the fees and expenses of their respective counsel, accountants and other experts, in connection with the subject matter of this Agreement and all other costs and expenses incurred in performing and complying with all conditions to be performed under this Agreement.

         12.2 Publicity. The Parties hereto will consult with each other before issuing any press release or making any public statement with respect to the financial terms of this Agreement and the Transactions and, except as may be required by applicable Law or any stock exchange regulations, no Party shall issue any such press release or make any such public statement regarding the financial terms of this Agreement without the consent of the other Party hereto.

         12.3 Amendment, Severability, Parties in Interest, Assignment, Etc. This Agreement may be amended, modified or supplemented only by a written instrument duly executed by each of the Parties hereto. If any provision of this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision hereof, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective heirs, legal representatives, successors and permitted assigns of the Parties hereto. Nothing in this Agreement, express or implied, is intended to confer on any Person other than the Parties hereto, or their respective successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement. No Party hereto shall assign or otherwise transfer this Agreement or any right, benefit or obligation hereunder (whether by operation of Law or otherwise) to any other Person without the prior written consent of the other Party, except to a Person which is an Affiliate of such Party. The parties hereto shall execute and deliver any and all documents and take any and all other actions that may be deemed reasonably necessary by their respective counsel to complete the Transactions.

         12.4 Waivers. Any term or provision of this Agreement may be waived at any time by the Party entitled to the benefit thereof by a written instrument duly executed by such Party. The failure of any Party at any time or times to require performance of any provision hereof shall in no manner affect the right of such Party at a later time to enforce the same or any other provision of this Agreement. No waiver of any condition or of the breach of any provision of this Agreement in one or more instances shall operate or be construed as a waiver of any other condition or subsequent breach.

         12.5 Notices. All notices that are required or permitted hereunder shall be in writing and shall be sufficient if personally delivered or sent by mail, facsimile message or Federal Express or other delivery service. Any notices shall be deemed given upon the earlier of the date when received at, or the third day after the date when sent by registered or certified mail or the day after the date when sent by Federal Express to, the address or fax number set forth below, unless such address or fax number is changed by notice to the other Party hereto:

                  12.5.1   If to a Selling Party, to:

                           DiaSorin Inc.
                           1990 Industrial Boulevard
                           P.O. Box 285
                           Stillwater, Minnesota  55082
                           FAX:  (651) 351-5772
                           Attention:  George Wellock

                           With a copy to:

                           American Standard Inc.
                           One Centennial Avenue
                           Piscataway, New Jersey  05855-6820
                           FAX:  (732) 980-6117
                           Attention:  William H. Murray

                           and:

                           Faegre & Benson LLP
                           2200 Norwest Center

                           90 South Seventh Street
                           Minneapolis, Minnesota  55402-3901
                           Attention:  Keyna P. Skeffington

                  12.5.2   If to Buyer, to:

                           Strategic Diagnostics Inc.
                           111 Pencader Drive
                           Newark, Delaware  19702
                           FAX: (704) 948-9575
                           Attention: Mr. Richard C. Birkmeyer

                           With a copy to:

                           Pepper Hamilton LLP
                           1235 Westlakes Drive, Suite 400
                           Berwyn, Pennsylvania 19312
                           FAX: (610) 640-7835
                           Attention: William A. Scari, Jr., Esquire

         12.6 Entire Agreement. This Agreement (including the Schedules hereto), together with the other Transaction Documents, sets forth the entire agreement and understanding of the Parties hereto with respect to the Transactions and the other matters set forth herein and supersedes all prior agreements or understandings, oral and written, among the Parties hereto or otherwise with respect to the subject matter hereof.

         12.7 Interpretation. Unless the context of this Agreement clearly requires otherwise, (i) references to the plural include the singular, the singular the plural, the part the whole, (ii) references to any gender include all genders, (iii) "or" has the inclusive meaning frequently identified with the phrase "and/or," (iv) "including" has the inclusive meaning frequently identified with the phrase "but not limited to" and (v) references to "hereunder" or "herein" relate to this Agreement. The section and other headings contained in this Agreement are for reference purposes only and shall not control or affect the construction of this Agreement or the interpretation thereof in any respect. Section, subsection, and Schedule references are to this Agreement unless otherwise specified. Each accounting term used herein that is not specifically defined herein shall have the meaning given to it under GAAP.

         12.8 Governing Law. This Agreement shall be construed and interpreted in accordance with the Laws of the State of Delaware without regard to its provisions concerning conflict of Laws.

         12.9 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be binding as of the date first written above, and all of which shall constitute one and the same instrument. Each such copy shall be deemed an original, and it shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart.

                         [SIGNATURES ON FOLLOWING PAGE]

         IN WITNESS WHEREOF, this Agreement has been executed by the Parties hereto as of the day and year first above written.


                                            STRATEGIC DIAGNOSTICS INC.


                                            By:   /s/ Arthur A. Koch, Jr.
                                                -------------------------------
                                            Name:  Arthur A. Koch, Jr.
                                            Title: Vice President


                                            DIASORIN INC.


                                            By:    /s/ George Wellock
                                                -------------------------------
                                            Name:
                                            Title:


                                           ATLANTIC ANTIBODIES, INC.


                                            By:   /s/ George Wellock
                                                -------------------------------
                                            Name:
                                            Title: